EXHIBIT 10.5

SIXTH AMENDMENT
Dated as of November 25, 2014
to the
TRANSFER AND ADMINISTRATION AGREEMENT
Dated as of August 31, 2012
This SIXTH AMENDMENT (this “Amendment”) dated as of November 25, 2014 is entered into among ASHLAND INC., a Kentucky corporation (“Ashland”), CVG CAPITAL III LLC, a Delaware limited liability company (“SPV”), the Originators, the Investors, Letter of Credit Issuers, Managing Agents and Administrators party hereto, and THE BANK OF NOVA SCOTIA, as Agent for the Investors.
RECITALS
WHEREAS, the parties hereto have entered into a certain Transfer and Administration Agreement dated as of August 31, 2012 (as amended, supplemented or otherwise modified from time to time, the “TAA”) and certain related Transaction Documents (as defined therein) in connection therewith;
WHEREAS, the parties hereto wish to amend the TAA as specified herein;
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Transaction Documents, the parties hereto agree as follows:
SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Transaction Documents.
SECTION 2. Reduction of Facility Limit and Commitments, Rebalancing. (a) Effective as of the date hereof, the Facility Limit is hereby reduced to $250,000,000. In connection with such reduction of the Facility Limit, the Committed Investors’ Commitments are hereby ratably reduced to the respective amounts set forth in the following table:

Committed Investor	Commitment
Scotiabank	$89,500,000.00
BTMU	$53,500,000.00
PNC	$53,500,000.00
SunTrust	$53,500,000.00
(b)    In order to provide for the ratable allocation of Investments among the Investors in connection with the changes to the Commitments made hereby, on the date hereof the SPV will partially repay each of Gotham’s Investment and SunTrust’s Investment in the amount of $32,730.00, and PNC’s Investment in the amount of $32,724.00, provided, in each case, that all accrued and unpaid Yield and fees with respect to the portion of such Investment so repaid shall be payable by the SPV to the applicable party on the next occurring Settlement Date. The SPV hereby requests that Scotiabank, or its related Conduit Investor, make an additional Investment on the date hereof in the amount of $98,184.00 in accordance with the terms of the TAA. For administrative convenience, the SPV hereby instructs Scotiabank, or its related Conduit Investor, to fund the foregoing additional Investments by paying the proceeds thereof directly to Gotham, PNC, and SunTrust, in amounts corresponding to the partial repayment described above. The SPV shall be deemed to have received the proceeds of such funding from Scotiabank or its related Conduit Investor upon each party’s receipt thereof.
(c)    The parties hereto hereby consent to the non-ratable repayment of the various outstanding Investments on the terms set forth in clause (b) above and the foregoing non-ratable increase in Investment by Scotiabank (or its related Conduit Investor) on the terms set forth in clause (b) above, in each case, as set forth above on a one-time basis.
SECTION 3. Additional Amendments. The TAA is further amended hereby as follows:
3.1The definition of “Applicable Special Designated Obligor Percentage” in the TAA is hereby replaced in its entirety with the following:
“Applicable Special Designated Obligor Percentage” means initially (i) for Genuine Parts Company (d/b/a NAPA), 5.0% and (ii) for AutoZone, Inc., 10.0% and (iii) for each other Special Designated Obligor, the applicable percentage designated in a written supplement to this Agreement signed by the Agent, each Managing Agent, the Master Servicer and the SPV, each in their sole discretion, by which such Special Designated Obligor is so designated, in each case, as such percentage is modified from time to time pursuant to the terms of this Agreement.
3.2 The concentration limits listed in the table following clause (b) of the definition of “Concentration Limits” in the TAA are hereby replaced with the following (for the avoidance of doubt, all other provisions of clause (b) are unaffected by this Amendment):

Obligor’s Public Unsecured Debt Rating (S&P/Moody’s)	Concentration Limit
AA-/Aa3 or better	20.0%
A/A2 or better (but below AA-/Aa3)	20.0%
BBB+/Baa1 or better (but below A/A2)	10.0%
BBB-/Baa3 or better (but below BBB+/Baa1)	6.7%
Below BBB-/Baa3 or unrated	4.0%

3.3Clause (c) of the definition of “Concentration Limits” in the TAA is hereby replaced in its entirety with the following:
(c) if the aggregate Unpaid Balance of all Extended Term Receivables exceeds 32.5% of the Aggregate Unpaid Balance at such time.
3.4The definition of “Eligible Receivable” set forth in Section 1.1 of the TAA is hereby amended by (i) deleting the word “and” from the end of clause (q) thereof, (ii) replacing the period at the end of clause (r) thereof with “; and”, and (iii) adding the following new clause (s) thereto immediately following clause (r) thereof:

(s) the Obligor of which is not a Sanctioned Person.
3.5The definition of “Extended Term Receivable” in the TAA is hereby replaced in its entirety with the following:
“Extended Term Receivable” means any Eligible Receivable with a maturity greater than 60 days.
3.6The definition of "Letter of Credit Sublimit" in the TAA is hereby replaced in its entirety with the following:
"Letter of Credit Sublimit" means, at any time, an amount equal to $250,000,000.
3.7The definition of “Offset Payables” in the TAA is hereby replaced in its entirety with the following:
“Offset Payables” means an amount equal to 6.5% of the Unpaid Balance of all Receivables as of such date of determination; provided that in connection with their receipt of each annual audit received pursuant to Section 6.1(a)(i)(B), the Managing Agents in their reasonable credit judgment and after evaluation of the results of such audit may increase such percentage to an amount not to exceed 8.0% so long as (x) such increase is approved by the Majority Investors and (y) the Agent has provided the SPV and the Master Servicer with at least ten (10) Business Days’ advance notice of such increase.

3.8The definition of “Special Designated Obligor” in the TAA is hereby replaced in its entirety with the following:
“Special Designated Obligor” means each of Genuine Parts Company, AutoZone, Inc., and any other Obligor approved as such in a written supplement to this Agreement signed by the Agent, each Managing Agent, the Master Servicer and the SPV; provided that such Special Designated Obligor status may be revoked by any Managing Agent upon ten (10) Business Day’s written notice to the SPV, at which time the affected Obligor shall be subject to the Concentration Limits as provided in clause (b) of the definition thereof.
3.9 The following new definitions are hereby inserted into Section 1.1 of the TAA in appropriate alphabetical order:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the SPV, the initial Master Servicer, any Originator or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977, and any applicable law or regulation implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Terrorism Laws” has the meaning set forth in Section 4.1(bb).
“Sanctioned Country” means a country or territory that is, or whose government is, the subject of territorial-based Sanctions.

“Sanctioned Person” means a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country.
“Sanctions” means any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
SECTION 4. AUP Timing. Section 6.1(a)(i) of the TAA is hereby replaced in its entirety with the following:
(i) Annual Reporting. First, within ninety (90) days after the close of Ashland’s fiscal year commencing with the fiscal year ending September 30, 2012, audited financial statements, prepared by a nationally-recognized accounting firm in accordance with GAAP on a consolidated basis for Ashland and its consolidated Subsidiaries, in each case, including consolidated and consolidating balance sheets as of the end of such period, and related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows, accompanied by an unqualified audit report and opinion of independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent and each Managing Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or similar qualification or exception or any qualification or exception as to the scope of such audit, and such financial statements shall be certified by the chief executive officer, chief financial officer, treasurer or controller of Ashland to the effect that such consolidating statements are fairly stated in all material respects when considered in relation to the consolidated statements of Ashland and its consolidated Subsidiaries and second, not later than April 30 of each calendar year commencing with the calendar year 2015, a report covering the most recently ended fiscal year to the effect that Protiviti Inc. or any other audit firm reasonably acceptable to the Agent has applied certain agreed-upon procedures (which procedures shall be satisfactory to the Managing Agents and substantially in the form of those attached hereto as Schedule 6.1(a)), to certain documents and records relating to the Receivables under any Transaction Document, compared the information contained in the Master Servicer Reports delivered during the period covered by such report with such documents and records and that no matters came to the attention of such audit firm that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such audit firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. Within ninety (90) days after the close of the SPV’s fiscal year, for the SPV, an unaudited consolidated and consolidating balance sheet of the SPV as at the end of such fiscal year, and the related unaudited consolidated and consolidating statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year and for the SPV’s fiscal year then ended, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Ashland (or a comparable person on behalf of the SPV) as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the SPV in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Ashland (or a comparable person on behalf of the SPV) to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the SPV.
SECTION 5. Additional Representations and Warranties under the TAA.
5.1Section 4.1(p) of the TAA is hereby replaced in its entirety with the following:
(p)    Not an Investment Company or Holding Company; SPV is Not a Covered Fund.  It is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.  In the case of the SPV, it is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”).  In determining that it is not a “covered fund” under the Volcker Rule, the SPV relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940 (and may also rely on other exemptions under the Investment Company Act of 1940) and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940.
5.2The following provision is hereby inserted into Section 4 of the TAA as new paragraph (bb):
(bb)    Anti-Terrorism Laws.  Neither it nor any of its directors, officers, employees, agents or Affiliates (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) any of the laws, regulations and executive orders administered by the U.S. Department of Treasury’s Office of Foreign Assets Control, including the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1705), the Trading with the Enemy Act (50 U.S.C. App. §§ 1-44), and the Office of Foreign Assets Control, Department of the Treasury regulations (31 C.F.R. Parts 500 et seq.), or (B) the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (collectively, the “Anti-Terrorism Laws”) or (iii) is a Sanctioned Person.  No part of the proceeds of any Investment will be unlawfully used directly or, to its knowledge, indirectly (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or (iii) in any other manner that will result in any violation by it or, to the its knowledge, by any other Person of any Anti-Terrorism Laws or any Anti-Corruption Laws.
5.3The following provision is hereby inserted into Section 4 of the TAA as new paragraph (cc):
(cc)    Anti-Corruption Laws and Sanctions. It has implemented and will maintain in effect and enforce policies and procedures designed in good faith and in a commercially reasonable manner to promote and achieve compliance, by it, the Originators and their respective Subsidiaries and their directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions.
SECTION 6. Representations and Warranties. Each of Ashland, Ashland Specialty Ingredients, and the SPV, as to itself, hereby represents and warrants to each of the other parties hereto as follows:
(a)after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Potential Termination Event shall exist;
(b)the representations and warranties of such Person set forth in the Transaction Documents to which it is a party (as amended hereby) are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and
(c)this Amendment constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
SECTION 7. Pro Forma Master Servicer Report. On or prior to the date hereof, the Master Servicer shall deliver to the SPV, the Agent and each Managing Agent a pro forma Master Servicer Report as of October 31, 2014 setting forth the characteristics of the Receivables.
SECTION 8. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of:
(a)counterparts to this Amendment duly executed by each of the parties hereto;
(b)the pro forma Master Servicer Report described in Section 7 above.
SECTION 9. Costs and Expenses. The SPV hereby agrees to pay the reasonable costs and expenses of the Agent, including legal fees, in connection with this Amendment within thirty (30) days receipt of a statement therefor.
SECTION 10. References to TAA. Upon the effectiveness of this Amendment, each reference in the TAA to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the TAA as amended hereby, and each reference to the TAA in any other document, instrument or agreement executed and/or delivered in connection with the TAA shall mean and be a reference to the TAA as amended hereby.
SECTION 11. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
SECTION 12. Effect of Amendment; Ratification. Except as specifically amended hereby, the Transaction Documents are hereby ratified and confirmed in all respects, and all of their provisions shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of any Transaction Document other than as specifically set forth herein.

SECTION 13. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 14. Governing Law. This Amendment shall be deemed to be a contract made under and governed by the internal laws of the State of New York without giving effect to any conflicts of laws principles that would apply the substantive laws of any other jurisdiction.
SECTION 15. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Purchase Documents or any provision hereof or thereof.
SECTION 16. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ASHLAND, INC.

By:	/s/ Eric N. Boni
Name:	Eric N. Boni
Title:	Vice President and Treasurer

ASHLAND SPECIALTY INGREDIENTS G.P.

By:	/s/ Lynn P. Freeman
Name:	Lynn P. Freeman
Title:	Vice President/Assistant Secretary and
Treasurer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Sixth Amendment to the TAA
(Ashland - CVG Capital III LLC)

CVG CAPITAL III LLC

By:	/s/ Brett Radulovich
Name:	Brett Radulovich
Title:	President

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Sixth Amendment to the TAA
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LIBERTY STREET FUNDING LLC, as a Conduit Investor and Uncommitted Investor

By:	/s/ John L. Fridlington
Name:	John L. Fridlington
Title:	Vice President

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Sixth Amendment to the TAA
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GOTHAM FUNDING CORPORATION, as a Conduit Investor and Uncommitted Investor

By:	/s/ David V. DeAngelis
Name:	David V. DeAngelis
Title:	Vice President

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Sixth Amendment to the TAA
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THE BANK OF NOVA SCOTIA, as Agent, a Letter of Credit Issuer, a Committed Investor, a Managing Agent and an Administrator

By:	/s/ Darren Ward
Name:	Darren Ward
Title:	Director

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Sixth Amendment to the TAA
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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Managing Agent and Administrator for the BTMU Investor Group

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Letter of Credit Issuer and Committed Investor for the BTMU Investor Group

By:	/s/ Mark Campbell
Name:	Mark Campbell
Title:	Authorized Signatory

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Sixth Amendment to the TAA
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PNC BANK, NATIONAL ASSOCIATION, as a Letter of Credit Issuer, a Managing Agent, and a Committed Investor

By:	/s/ Robyn Reeher
Name:	Robyn Reeher
Title:	Vice President

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Sixth Amendment to the TAA
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SUNTRUST BANK, as a Letter of Credit Issuer, a Committed Investor and a Managing Agent

By:	/s/ David Hufnagel
Name:	David Hufnagel
Title:	Vice President

Sixth Amendment to the TAA
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